Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of our report dated August 14, 2007 relating to the financial statements and financial statement schedule of 3PAR Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/S/ PRICEWATERHOUSECOOPERS LLP

San Jose, California

September 25, 2007